 Exhibit 10.12

FIRST AMENDMENT

TO THE

BB&T NON-QUALIFIED DEFINED BENEFIT PLAN

(January 1, 2012 Restatement)

WHEREAS, the BB&T Non-Qualified Defined Benefit Plan (the “Plan”), which was established as of January 1, 1988, and which was originally known as the Branch Banking and Trust Company Supplemental Executive Retirement Plan, is currently maintained by BB&T Corporation (the “Company”) under a January 1, 2012 restated plan document; and

WHEREAS, the Company wishes to amend the Plan to revise the calculation of the pre-retirement death benefit under the Plan;

NOW, THEREFORE, effective as of January 1, 2013, the Plan is hereby amended in the manner hereinafter set forth:

1. Section 6.1.1(a)(ii) of the Plan is hereby amended in its entirety to read as follows:

(ii) is the annual amount of the Qualified Death Benefit to which the deceased Participant’s Beneficiary would have been entitled under the Qualified Pension Plan, if such Qualified Death Benefit had been paid in the joint and 50% survivor annuity form.

IN WITNESS WHEREOF, this First Amendment to the BB&T Non-Qualified Defined Benefit Plan (January 1, 2012 Restatement) is executed on behalf of the Company on this ____ day of December, 2013.

BB&T CORPORATION

By:

Title:	Senior Executive Vice President